Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue
Pittsburgh, PA 15219-1800
Tel 412 227 2001
News Release	www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer 412 227 2118 BallLM@koppers.com

Koppers Holdings Inc. Reports First Quarter 2011 Results

First quarter sales increase 31 percent to $359 million

Pitch volumes up 47%, untreated crosstie volumes up 43% from prior year quarter

Net income attributable to Koppers of $8.9 million compared to $7.3 million in prior year quarter

PITTSBURGH, PA May 5, 2011 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2011 first quarter.

The Company’s sales for the first quarter increased 31 percent or $84.8 million to $359.1 million as compared to $274.3 million for the prior year quarter. This increase was due to higher sales in the Carbon Materials and Chemicals (CM&C) segment which increased 36 percent, or $62.9 million combined with higher sales in the Railroad and Utility Products (R&UP) segment that increased 22 percent, or $21.9 million. The increase in sales in CM&C was due mainly to higher volumes for carbon pitch and carbon black feedstock combined with higher prices for carbon black feedstock and phthalic anhydride. Sales for R&UP were higher due to higher volumes for untreated crossties, higher volumes and prices for crossties sold to short line railroads, and sales from the rail joint bar products business acquired in December 2010.

Net income attributable to Koppers for the quarter ended March 31, 2011, was $8.9 million, or $0.43 per share as compared to net income attributable to Koppers of $7.3 million, or $0.36 per share in the prior year quarter due to higher volumes and profitability for both operating segments. Adjusted net income and adjusted diluted earnings per share amounted to $8.2 million and $0.40 per share for both quarters after excluding after-tax income of $0.7 million related to the licensing of technology for the quarter ended March 31, 2011, and after excluding after-tax charges of $0.9 million related to acquisition costs partially offset by the gain on sale of a wood treating plant in Australia for the quarter ended March 31, 2010. A reconciliation of net income attributable to Koppers to adjusted net income and earnings per share to adjusted diluted earnings per share is attached to this press release.

Adjusted EBITDA for the quarter ended March 31, 2011, was $26.8 million after excluding $0.9 million of income related to the sale of technology compared to adjusted EBITDA of $24.9 million in the first quarter of 2010 after excluding $1.6 million of charges for expensed acquisition costs and $1.6 million for the pre-tax gain on sale of land for a former wood treating facility in Australia. Adjusted EBITDA increased over the prior year quarter due to higher volumes and profitability for both business segments. A reconciliation of net income to EBITDA and adjusted EBITDA is attached to this press release.

Commenting on the quarter, President and CEO Walter W. Turner said, “While we will continue to focus on improving our profit margins, I am pleased with the higher sales volumes in our Carbon Materials and Chemicals business combined with the anticipated increase in volumes for our Railroad and Utility Products business. Demand for our major products continues to improve as we move into our historically more robust sales and profit quarters. Projections for global aluminum consumption and pricing continue to be promising, and we also anticipate that crosstie procurement and treating should remain strong for the rest of the year.”

Mr. Turner continued, “As we move forward through the year, the smelter restarts in North America and other regions should continue to ramp up to planned production capacities, and we expect to be able to increase product pricing to better reflect our increased raw material costs.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, May 5, 2011, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (877) 941 2333 in the US/Canada or +1 (480) 629 9724 for International, Conference ID number 4430987. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4430987. The recording will be available for replay through May 19, 2011.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=3943140. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through May 19, 2011.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Page 4 – Koppers Reports First Quarter

2011 Results

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Net sales	$359.1	$274.3
Cost of sales (excluding items below)	313.6	233.7
Depreciation and amortization	6.8	6.4
Selling, general and administrative expenses	17.9	17.4

Operating profit	20.8	16.8
Other income (loss)	0.1	1.7
Interest expense	6.9	6.9

Income before income taxes	14.0	11.6
Income taxes	5.0	4.2

Net income	9.0	7.4
Net income attributable to non-controlling interests	0.1	0.1

Net income attributable to Koppers	$8.9	$7.3

Earnings per common share attributable to Koppers common shareholders:
Basic-
Earnings per basic common share	$0.43	$0.36

Diluted-
Earnings per diluted common share	$0.43	$0.36

Weighted average shares outstanding (in thousands):
Basic	20,588	20,473
Diluted	20,724	20,632

Dividends declared per common share	$0.22	$0.22

Page 5 – Koppers Reports First Quarter

2011 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$40.5	$35.3
Accounts receivable, net of allowance of $1.6 and $0.1	171.5	128.9
Income tax receivable	10.0	11.9
Inventories, net	172.9	165.4
Deferred tax assets	5.9	5.9
Other current assets	22.1	23.0

Total current assets	422.9	370.4
Equity in non-consolidated investments	4.7	4.7
Property, plant and equipment, net	168.8	168.2
Goodwill	73.4	72.1
Deferred tax assets	25.5	26.1
Other assets	26.7	27.7

Total assets	$722.0	$669.2

Liabilities
Accounts payable	$100.1	$87.9
Accrued liabilities	59.3	55.4
Dividends payable	5.2	5.1
Short-term debt and current portion of long-term debt	0.1	1.0

Total current liabilities	164.7	149.4
Long-term debt	319.9	295.4
Other long-term liabilities	124.4	124.5

Total liabilities	609.0	569.3
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,309,210 and 21,278,480 shares issued	0.2	0.2
Additional paid-in capital	138.2	137.0
Retained deficit	(7.4)	(11.7)
Accumulated other comprehensive loss	(4.6)	(12.3)
Treasury stock, at cost; 706,161 and 700,203 shares	(24.8)	(24.5)

Total Koppers stockholders’ equity	101.6	88.7
Noncontrolling interests	11.4	11.2

Total equity	113.0	99.9

Total liabilities and equity	$722.0	$669.2

Page 6 – Koppers Reports First Quarter

2011 Results

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Cash provided by (used in) operating activities:
Net income	$9.0	$7.4
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	6.8	6.8
Gain on sale of fixed assets	—	(1.6)
Deferred income taxes	0.2	1.0
Change in other liabilities	1.2	(0.8)
Non-cash interest expense	0.4	0.1
Stock-based compensation	0.8	0.9
Other	—	0.2
(Increase) decrease in working capital:
Accounts receivable	(39.8)	(22.4)
Inventories	(5.6)	1.5
Accounts payable	11.5	6.8
Accrued liabilities and other working capital	6.0	16.3

Net cash provided by (used in) operating activities	$(9.5)	$16.2

Cash provided by (used in) investing activities:
Capital expenditures	$(4.4)	$(2.5)
Acquisitions	$(0.6)	$(22.3)
Net cash proceeds from divestitures and asset sales	—	1.7

Net cash used in investing activities	$(5.0)	$(23.1)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$76.1	$25.8
Repayments of revolving credit	(51.6)	(46.9)
Repayments of long-term debt	(0.9)	(0.1)
Issuances of common stock	0.2	—
Repurchases of common stock	(0.2)	(0.9)
Payment of deferred financing costs	(0.5)	(0.1)
Dividends paid	(4.5)	(4.5)

Net cash provided by (used in) financing activities	$18.6	$(26.7)

Effect of exchange rates on cash	1.1	(1.3)

Net increase (decrease) in cash and cash equivalents	$5.2	$(34.9)

Cash and cash equivalents at beginning of year	35.3	58.4

Cash and cash equivalents at end of period	$40.5	$23.5

Page 7 – Koppers Reports First Quarter

2011 Results

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2011	2010
Net sales:
Carbon Materials & Chemicals	$236.2	$173.3
Railroad & Utility Products	122.9	101.0

Total	$359.1	$274.3
Operating profit:
Carbon Materials & Chemicals	$13.6	$10.7
Railroad & Utility Products	7.5	6.7
Corporate	(0.3)	(0.6)

Total	$20.8	$16.8
Operating margin:
Carbon Materials & Chemicals	5.8%	6.2%
Railroad & Utility Products	6.1%	6.6%
Total	5.8%	6.1%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$12.7	$12.3
Railroad & Utility Products	7.5	6.7
All Other	(0.3)	(0.6)

Total	$19.9	$18.4
Adjusted operating margin:
Carbon Materials & Chemicals	5.4%	7.1%
Railroad & Utility Products	6.1%	6.6%
Total	5.6%	6.7%

(1)	Cost of sales for Carbon Materials & Chemicals for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S,G&A for Carbon Materials & Chemicals for the three months ended March 31, 2010 includes $1.6 million of expensed acquisition costs.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page 8 – Koppers Reports First Quarter

2011 Results

KOPPERS HOLDINGS INC.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND

ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2011	2010
Net income attributable to Koppers	$8.9	$7.3

Charges impacting pre-tax income (1)
Cindu acquisition costs expensed (non-deductible)	—	1.6
Gain on sale of Thornton	—	(1.6)
Sale of technology	(0.9)	—

Total charges above impacting pre-tax income	—	—
Charges impacting net income, net of tax benefit	(0.7)	0.9

Adjusted net income	$8.2	$8.2

(1)	Cost of sales for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S,G&A for the three months ended March 31, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the three months ended March 31, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia.

KOPPERS HOLDINGS INC.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED DILUTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2011	2010
Net income attributable to Koppers	$8.9	$7.3

Adjusted net income (from above)	$8.2	$8.2

Denominator for diluted earnings per share (000s)	20,724	20,632

Earnings per share:
Diluted earnings per share	$0.43	$0.36
Adjusted diluted earnings per share	$0.40	$0.40

Page 9 – Koppers Reports First Quarter

2011 Results

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended March 31,
	2011	2010
Net income	$9.0	$7.4
Interest expense	6.9	6.9
Depreciation and amortization	6.8	6.4
Income tax provision	5.0	4.2

EBITDA with noncontrolling interests	27.7	24.9
Unusual items impacting net income (1)
Cindu acquisition costs expensed (non-deductible)	—	1.6
Gain on sale of Thornton	—	(1.6)
Sale of technology	(0.9)	—

Adjusted EBITDA with noncontrolling interests	$26.8	$24.9

(1)	Cost of sales for the three months ended March 31, 2011 includes a gain of $0.9 million for the licensing of certain technology in China. S,G&A for the three months ended March 31, 2010 includes $1.6 million for expensed acquisition costs, and Other income for the three months ended March 31, 2010 includes $1.6 million for the gain on sale of our wood treating facility in Thornton, NSW, Australia.